Exhibit 10.44

FIRST ADDENDUM TO

EMPLOYMENT AGREEMENT

THIS FIRST ADDENDUM TO EMPLOYMENT AGREEMENT (“1st Addendum”), is made and entered into by and between Virtual Radiologic Consultants, Inc. (the “Corporation”) and Mark Marlow (the “Executive”), to be effective (the “Effective Date”), January 12, 2005.

W I T N E S S E T H :

WHEREAS, the Corporation and Executive are parties to an Employment Agreement effective August 1, 2003, together with a Side Agreement effective July 1, 2004 (collectively, “Agreement); and

WHEREAS, the Corporation and Executive are also parties to an Incentive Stock Option Agreement effective January 2, 2004 (“SOA”) whereby the Corporation granted stock options (the “Option”) to Executive to purchase Shares of the Corporation; and

WHEREAS, Section 5 of the Agreement and Section 3.d of the SOA provide for certain consideration in the event of a Change of Control; and

WHEREAS, the parties desire to supplement the provisions of Agreement and the SOA as set forth herein;

THEREFORE, in consideration of the foregoing and of the further covenants and agreements of the parties herein contained, the parties hereto agree as follows:

1. Upon the event of a Change of Control and notwithstanding any other provision of the Agreement or of the SOA, Executive shall have the right at any time prior to the date set forth in Section 5.d of the SOA to require the Corporation to convert the Option (the “Conversion Right”) into the Shares as provided for herein.

2. Upon exercise of the Conversion Right in accordance herewith, the Corporation shall deliver to Executive (without payment by Executive of any cash option price) that number of the Shares equal to the result obtained by multiplying (a) the number of Shares for which the Executive seeks to convert the Option by (b) the quotient obtained by dividing (i) the value of the Option at the time the Conversion Right is exercised (determined by subtracting the Option exercise price at the time the Conversion Right is exercised from the aggregate Fair Market Value of one share of the Corporation’s Common Stock immediately prior to the exercise of the Conversion Right) by (ii) the Fair Market Value of one share of Corporation’s Common Stock immediately prior to the exercise of the Conversion Right.

3. The Conversion Right may be exercised by the Executive, at any time or from time to time, prior to its expiration, on any business day by specifying in the notice of exercise (i) the total number of Shares the Executive will purchase, and (ii) the number of Shares that are to be acquired pursuant to the Conversion Right and not for cash.

4. In the event Executive exercises the Option for less than the total number of Shares, the Corporation will promptly deliver to Executive a certificate or certificates for the number of Shares issuable upon such exercise, whether paid in cash or by exercise of the Conversion Right, together with cash, in lieu of any fraction of a share, and the Corporation will endorse the SOA to show the number of Shares remaining purchasable thereunder and return the SOA as endorsed to Executive.

5. For purposes of this 1st Addendum, “Fair Market Value” of a share of Common Stock as of a particular date (the “Determination Date”) shall mean:

(i)	If the Corporation’s Common Stock is traded on an exchange or is quoted on NASDAQ, then the average closing or last sale prices, respectively, reported for the ten (10) business days immediately preceding the Determination Date, and

(ii)	If the Corporation’s Common Stock is not traded on an exchange or on NASDAQ but is traded on the over-the counter market, then the average closing bid and asked prices reported for the ten (10) business days immediately preceding the Determination Date.

(iii)	If the Corporation’s Common Stock is not publicly traded, then the Fair Market Value as determined in good faith by the Company’s Board of Directors upon advice of the Company’s Investment Banker.

6. Schedule 1 attached hereto illustrates the manner of calculating the number of shares issuable upon exercise of the Conversion Right.

IN WITNESS WHEREOF, the undersigned officer, on behalf of Virtual Radiologic Consultations, Inc., and the Executive hereby execute this Agreement to be effective this 12th day of January 2005.

CORPORATION:		EXECUTIVE:

By:	/s/ Sean Casey	/s/ Mark Marlow
Its:		Mark Marlow

Schedule 1

Illustration of Conversion Right

The following two hypothetical cases demonstrate the number of shares into which the Option may be converted.

I.	Hypothetical facts:

1.	Shares under Option = 10,000
2.	Number of Options for which Conversion Right is being exercised = 10,000
3.	Option exercise price = $2.00.
4.	Fair market value of one Share = $10.00
5.	Option Value when Conversion Right exercised = ($10.00 - $2.00) = $8.00[1].

Calculation based on the foregoing hypothetical facts:

10,000 shares x ($8.00 / $10.00) = 10,000 shares x .8 = 8,000 shares to be issued on exercise of Conversion Right.

II.	Hypothetical facts.

6.	Shares under Option = 10,000
7.	Number of Options for which Conversion Right is being exercised = 10,000
8.	Option exercise price = $2.00.
9.	Fair market value of one Share = $20.00
10.	Option Value when Conversion Right exercised = ($20.00 - $2.00) = $ 18.00[2].

Calculation based on the foregoing hypothetical facts:

10,000 shares x ($18.00 / $20.00) = 10,000 shares x .9 = 9,000 shares to be issued on exercise of Conversion Right.

[1]	Section 2.b (i) calculation of “value of the Option at the time the Conversion Right is exercised.”
[2]	Section 2.b (i) calculation of “value of the Option at the time the Conversion Right is exercised.”